Exhibit 99.6

ORPHAI THERAPEUTICS INC.

2026 STOCK INCENTIVE PLAN

1.	Establishment, Purpose and Types of Awards

OrphAI Therapeutics Inc., a Delaware corporation (the “Company”), hereby establishes the ORPHAI THERAPEUTICS INC. 2026 STOCK INCENTIVE PLAN (the “Plan”). The purpose of the Plan is to promote the long-term growth and profitability of the Company by (i) providing key people with incentives to improve stockholder value and to contribute to the growth and financial success of the Company through their future services, and (ii) enabling the Company to attract, retain and reward the best-available persons.

The Plan permits the granting of stock options (including incentive stock options qualifying under Section 422 of the Code and nonqualified stock options), stock appreciation rights, restricted or unrestricted stock awards, phantom stock, restricted stock units, performance awards, other stock-based awards, or any combination of the foregoing.

2.	Definitions

Under this Plan, except where the context otherwise indicates, the following definitions apply:

(a) “Administrator” means the Board or the committee(s) or officer(s) appointed by the Board that have authority to administer the Plan as provided in Section 3 hereof.

(b) “Affiliate” means any entity, whether now or hereafter existing, which controls, is controlled by, or is under common control with, the Company (including, but not limited to, joint ventures, limited liability companies, and partnerships). For this purpose, “control” shall mean ownership of more than 50% of the total combined voting power or value of all classes of stock or interests of the entity, or the power to direct the management and policies of the entity, by contract or otherwise.

(c) “Award” means any stock option, stock appreciation right, stock award, phantom stock award, restricted stock unit award, performance award, or other stock-based award.

(d) “Board” means the Board of Directors of the Company.

(e) “Change in Control” means: (i) the acquisition (other than from the Company) by any Person, as defined in this Section 2(e), of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) of more than 50% of (A) the then outstanding shares of the securities of the Company, or (B) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the “Company Voting Stock”); (ii) the closing of a sale or other conveyance of all or substantially all of the assets of the Company; or (iii) the effective time of any merger, share exchange, consolidation, or other business combination involving the Company if immediately after such transaction persons who hold a majority of the outstanding voting securities entitled to vote generally in the election of directors of the surviving entity (or the entity owning 100% of such surviving entity) are not persons who, immediately prior to such transaction, held the Company Voting Stock; provided, however, that a Change in Control shall not include (X) any consolidation or merger effected exclusively to change the domicile of the Company, (Y) any transaction or series of transactions principally for bona fide equity financing purposes in which cash is received by the Company or indebtedness of the Company is cancelled or converted or a combination thereof, or (Z) a public offering of capital stock of the Company; and provided, further, that for purposes of any Award or subplan that constitutes a “nonqualified deferred compensation plan,” within the meaning of Section 409A of the Code, the Administrator, in its discretion, may specify a different definition of Change in Control in order to comply with or cause an Award to be exempt from the provisions of Section 409A of the Code. For purposes of this Section 2(e), a “Person” means any individual, entity or group within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended, other than: employee benefit plans sponsored or maintained by the Company and by entities controlled by the Company or an underwriter of the Common Stock in a registered public offering.

(f) “Code” means the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

(g) “Common Stock” means shares of common stock of the Company.

(h) “Fair Market Value” means, with respect to the Common Stock, as of any date:

(i) if the principal market for the Common Stock (as determined by the Administrator if the Common Stock is listed or admitted to trading on more than one exchange or market) is a national securities exchange or an established securities market, the official closing price per share of Common Stock for the regular market session on that date on the principal exchange or market on which the Common Stock is then listed or admitted to trading or, if no sale is reported for that date, on the last preceding day for which a sale was reported;

(ii) if the principal market for the Common Stock is not a national securities exchange or an established securities market, the average of the highest bid and lowest asked prices for the Common Stock on that date as reported on a national quotation system or, if no prices are reported for that date, on the last preceding day for which prices were reported; or

(iii) if the Common Stock is neither listed or admitted to trading on a national securities exchange or an established securities market, nor quoted by a national quotation system, the value determined by the Administrator in good faith by the reasonable application of a reasonable valuation method.

(i) “Grant Agreement” means a written document, including an electronic writing acceptable to the Administrator, memorializing the terms and conditions of an Award granted pursuant to the Plan and which shall incorporate the terms of the Plan.

3.	Administration

(a) Administration of the Plan. The Plan shall be administered by the Board or by such committee or committees as may be appointed by the Board from time to time. To the extent allowed by applicable state law, the Board by resolution may authorize an officer or officers to grant Awards to other officers and employees of the Company and its Affiliates, and, to the extent of such authorization, such officer or officers shall be the Administrator.

(b) Powers of the Administrator. The Administrator shall have all the powers vested in it by the terms of the Plan, such powers to include authority, in its sole and absolute discretion, to grant Awards under the Plan, prescribe Grant Agreements evidencing such Awards and establish programs for granting Awards.

The Administrator shall have full power and authority to take all other actions necessary to carry out the purpose and intent of the Plan, including, but not limited to, the authority to: (i) determine the eligible persons to whom, and the time or times at which Awards shall be granted; (ii) determine the types of Awards to be granted; (iii) determine the number of shares to be covered by or used for reference purposes for each Award; (iv) impose such terms, limitations, restrictions and conditions upon any such Award as the Administrator shall deem appropriate; (v) modify, amend, extend or renew outstanding Awards, or accept the surrender of outstanding Awards and substitute new Awards; provided, however, that, except as otherwise permitted under Section 7(d) of the Plan, any modification, amendment, extension, renewal or substitution that would materially adversely affect any outstanding Award shall not be made without the consent of the holder (but if any of the foregoing actions results in a change in the tax consequences with respect to an Award such change shall not be considered to be a material adverse effect on the Award); (vi) accelerate or otherwise change the time in which an Award may be exercised or becomes payable and to waive or accelerate the lapse, in whole or in part, of any restriction or condition with respect to such Award, including, but not limited to, any restriction or condition with respect to the vesting or exercisability of an Award following termination of any grantee’s employment or other relationship with the Company; (vii) establish objectives and conditions, if any, for earning Awards and determining whether Awards will be paid with respect to a performance period; and (viii) for any purpose, including, but not limited to, qualifying for preferred tax treatment under foreign tax laws or otherwise complying with the regulatory requirements of local or foreign jurisdictions, to establish, amend, modify, administer or terminate sub-plans, and prescribe, amend and rescind rules and regulations relating to such sub-plans.

The Administrator shall have full power and authority, in its sole and absolute discretion, to administer, construe and interpret the Plan, Grant Agreements and all other documents relevant to the Plan and Awards issued thereunder, to establish, amend, rescind and interpret such rules, regulations, agreements, guidelines and instruments for the administration of the Plan and for the conduct of its business as the Administrator deems necessary or advisable, and to correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent the Administrator shall deem it desirable to carry it into effect.

(c) Non-Uniform Determinations. The Administrator’s determinations under the Plan (including, without limitation, determinations of the persons to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards including the Grant Agreements evidencing such Awards, and the treatment of Awards in a Change in Control) need not be uniform and may be made by the Administrator selectively among Awards or persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

(d) Limited Liability. To the maximum extent permitted by law, no member of the Administrator shall be liable for any action taken or decision made in good faith relating to the Plan or any Award thereunder.

(e) Indemnification. To the maximum extent permitted by law and by the Company’s charter and by-laws, the members of the Administrator shall be indemnified by the Company in respect of all their activities under the Plan.

(f) Effect of Administrator’s Decision. All actions taken and decisions and determinations made by the Administrator on all matters relating to the Plan pursuant to the powers vested in it hereunder shall be in the Administrator’s sole and absolute discretion and shall be conclusive and binding on all parties concerned, including the Company, its stockholders, any participants in the Plan and any other employee, consultant, or director of the Company, and their respective successors in interest.

4.	Shares Available for the Plan

Subject to adjustments as provided in Section 7(d) of the Plan, the shares of Common Stock that may be issued with respect to Awards granted under the Plan shall not exceed an aggregate of 6,832,554 shares of Common Stock. The Company shall reserve such number of shares for Awards under the Plan, subject to adjustments as provided in Section 7(d) of the Plan. If any Award, or portion of an Award, under the Plan expires or terminates unexercised, becomes unexercisable, is settled in cash without delivery of shares of Common Stock, or is forfeited or otherwise terminated, surrendered or canceled as to any shares, or if any shares of Common Stock are repurchased by or surrendered to the Company in connection with any Award, or if any shares are withheld by the Company, the shares subject to such Award and the repurchased, surrendered and withheld shares shall thereafter be available for further Awards under the Plan.

Subject to adjustments as provided in Section 7(d) of the Plan, the maximum aggregate number of shares of Common Stock that may be issued under the Plan pursuant to the exercise of incentive stock options under the provisions of Section 422 of the Code shall not exceed 6,832,554 shares.

5.	Participation

Participation in the Plan shall be open to all employees, officers, and directors of, and other individuals or entities providing bona fide services to or for, the Company, or any Affiliate of the Company, as may be selected by the Administrator from time to time. The Administrator may also grant Awards to individuals in connection with hiring, recruiting or otherwise, prior to the date the individual first performs services for the Company or an Affiliate, provided that such Awards shall not become vested or exercisable, and no shares shall be issued to such individual, prior to the date the individual first commences performance of such services.

6.	Awards

The Administrator, in its sole discretion, establishes the terms of all Awards granted under the Plan. Awards may be granted individually or in tandem with other types of Awards, concurrently with or with respect to outstanding Awards. All Awards are subject to the terms and conditions provided in the Grant Agreement.

(a) Stock Options. The Administrator may from time to time grant to eligible participants Awards of incentive stock options as that term is defined in Section 422 of the Code or nonqualified stock options; provided, however, that Awards of incentive stock options shall be limited to employees of the Company or of any current or hereafter existing “parent corporation” or “subsidiary corporation,” as defined in Sections 424(e) and (f) of the Code, respectively, of the Company and any other individuals who are eligible to receive incentive stock options under the provisions of Section 422 of the Code. Options intended to qualify as incentive stock options under Section 422 of the Code must have an exercise price at least equal to Fair Market Value as of the date of grant. Nonqualified stock options may be granted with an exercise price less than Fair Market Value as of the date of grant only if they are drafted to comply with Section 409A of the Code or otherwise satisfy an exemption therefrom. Options may not have a term longer than ten years. No stock option shall be an incentive stock option unless so designated by the Administrator at the time of grant or in the Grant Agreement evidencing such stock option. If for any reason an option intended to be an incentive stock option under Section 422 of the Code does not qualify as such, the option will be treated as a nonqualified stock option.

(b) Stock Appreciation Rights. The Administrator may from time to time grant to eligible participants Awards of stock appreciation rights (each, a “SAR”). A SAR entitles the grantee to receive, subject to the provisions of the Plan and the Grant Agreement, a payment having an aggregate value equal to the product of (i) the excess of (A) the Fair Market Value on the exercise date of one share of Common Stock over (B) the base price per share specified in the Grant Agreement, times (ii) the number of shares specified by the SAR, or portion thereof, which is exercised. SARs may be granted with a base price less than Fair Market Value as of the date of grant only if they are drafted to comply with Section 409A of the Code or otherwise satisfy an exemption therefrom. No SAR shall have a term longer than ten years. Payment by the Company of the amount receivable upon any exercise of a SAR may be made by the delivery of Common Stock or cash, or any combination of Common Stock and cash, as determined in the sole discretion of the Administrator. If upon settlement of the exercise of a SAR a grantee is to receive a portion of such payment in shares of Common Stock, the number of shares shall be determined by dividing such portion by the Fair Market Value of a share of Common Stock on the exercise date. No fractional shares shall be used for such payment and the Administrator shall determine whether cash shall be given in lieu of such fractional shares or whether such fractional shares shall be eliminated.

(c) Stock Awards. The Administrator may from time to time grant restricted or unrestricted stock Awards to eligible participants in such amounts, on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by law, as it shall determine. A stock Award may be paid in Common Stock, cash, or a combination of Common Stock and cash, as determined in the sole discretion of the Administrator.

(d) Restricted Stock Units. The Administrator may from time to time grant Awards to eligible participants denominated in stock-equivalent units or restricted stock units (“restricted stock units”) in such amounts and on such terms and conditions as it shall determine. Restricted stock units granted to a participant shall be credited to a bookkeeping reserve account solely for accounting purposes and shall not require a segregation of any of the Company’s assets. An Award of restricted stock units may be settled in Common Stock, cash, or a combination of Common Stock and cash, as determined in the sole discretion of the Administrator. Except as otherwise provided in the applicable Grant Agreement, the grantee shall not have the rights of a stockholder with respect to any shares of Common Stock represented by a restricted stock unit solely because of the grant of a restricted stock unit to the grantee.

(e) Performance Awards. The Administrator may, in its discretion, grant performance awards which become payable on account of attainment of one or more performance goals established by the Administrator. Performance awards may be paid by the delivery of Common Stock or cash, or any combination of Common Stock and cash, as determined in the sole discretion of the Administrator. Performance goals established by the Administrator may be based on the Company’s or an Affiliate’s operating income or one or more other business criteria selected by the Administrator that apply to an individual or group of individuals, a business unit, or the Company or an Affiliate as a whole, over such performance period as the Administrator may designate.

(f) Other Stock-Based Awards. The Administrator may from time to time grant other stock-based awards to eligible participants in such amounts, on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by law, as it shall determine. Other stock-based awards may be denominated in cash, Common Stock or other securities, stock-equivalent units, stock appreciation units, securities or debentures convertible into Common Stock, or any combination of the foregoing and may be paid in Common Stock or other securities, cash, or a combination of Common Stock or other securities and cash, all as determined in the sole discretion of the Administrator.

7.	Miscellaneous

(a) Withholding of Taxes. Grantees and holders of Awards shall pay to the Company or its Affiliate, or make provision satisfactory to the Administrator for payment of, any taxes required to be withheld in respect of Awards under the Plan no later than the date of the event creating the tax liability. The Company or its Affiliate may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the grantee or holder of an Award. If payment to the Company or its Affiliate of such tax obligations is made in shares of Common Stock, such shares shall be valued at Fair Market Value on the applicable date for such purposes and shall not exceed in amount the minimum statutory tax withholding obligation (except as would not create an adverse accounting consequence or cost, if permitted by the Administrator).

(b) Loans. To the extent otherwise permitted by law, the Company or its Affiliate may make or guarantee loans to grantees to assist grantees in exercising Awards and satisfying any withholding tax obligations.

(c) Transferability. Except as otherwise determined by the Administrator, and in any event in the case of an incentive stock option or a stock appreciation right granted with respect to an incentive stock option, no Award granted under the Plan shall be transferable by a grantee other than by will or the laws of descent and distribution. Unless otherwise determined by the Administrator in accordance with the provisions of the immediately preceding sentence, an Award may be exercised during the lifetime of the grantee, only by the grantee or, during the period the grantee is under a legal disability, by the grantee’s guardian or legal representative.

(d) Adjustments for Corporate Transactions and Other Events.

(i)

Stock Dividend, Stock Split and Reverse Stock Split. In the event of a stock dividend of, or stock split or reverse stock split affecting, the Common Stock, (A) the maximum number of shares of such Common Stock as to which Awards may be granted under this Plan, as provided in Section 4 of the Plan, and (B) the number of shares covered by and the exercise price and other terms of outstanding Awards, shall, without further action of the Board, be adjusted to reflect such event. The Administrator may make adjustments, in its discretion, to address the treatment of fractional shares and fractional cents that arise with respect to outstanding Awards as a result of the stock dividend, stock split or reverse stock split.

(ii)

Non-Change in Control Transactions. Except with respect to the transactions set forth in Section 7(d)(i), in the event of any change affecting the Common Stock, the Company or its capitalization, by reason of a spin-off, split-up, dividend, recapitalization, merger, consolidation or share exchange, other than any such change that is part of a transaction resulting in a Change in Control of the Company, the Administrator, in its discretion and without the consent of the holders of the Awards, may make (A) appropriate adjustments to the maximum number and kind of shares reserved for issuance or with respect to which Awards may be granted under the Plan, as provided in Section 4 of the Plan; and (B) any adjustments in outstanding Awards, including, but not limited to, modifying the number, kind and price of securities subject to Awards, as the Administrator determines to be appropriate and equitable. In the event of a SPAC transaction (i.e., a merger or other business combination of the Company with a special purpose acquisition company in which post-transaction securities are publicly traded on a national securities exchange), Awards shall be treated in the manner provided in the definitive agreement for such transaction, without consent of any Award holder.

(iii)

Change in Control Transactions. In the event of any transaction resulting in a Change in Control of the Company, outstanding stock options and other Awards that are payable in or convertible into Common Stock under this Plan will terminate upon the effective time of such Change in Control unless provision is made in connection with the transaction for the continuation or assumption of such Awards by, or for the substitution of equivalent awards, as determined in the sole discretion of the Administrator, of, the surviving or successor entity or a parent thereof. In the event of such termination, the Administrator may, in its sole discretion, permit the holders of stock options and other Awards under the Plan to exercise or convert all portions of such stock options or other Awards under the Plan that are then exercisable or convertible or which become exercisable or convertible upon or prior to the effective time of the Change in Control, at such time and by such deadline set by the Administrator. The Administrator may, in its discretion, suspend Award exercises as of a date before the anticipated closing of a Change in Control.

The Administrator may, in its sole discretion and without the consent of any Award holder, determine that, upon the occurrence of a Change in Control, each or any Award outstanding immediately prior to the Change in Control and not previously exercised or settled shall be canceled in exchange for a payment with respect to each vested share subject to such canceled Award in (I) cash, (II) stock of the Company or of a corporation or other business entity that is a party to the Change in Control, or (III) other property which, in any such case, shall be in an amount having a Fair Market Value equal to the Fair Market Value of the consideration to be paid per share in the Change in Control, reduced (but not below zero) by the exercise or purchase price per share, if any, under such Award. In the event such determination is made by the Administrator, an Award having an exercise or purchase price per share equal to or greater than the Fair Market Value of the consideration to be paid per share in the Change in Control may be canceled without payment of consideration to the holder thereof. The Administrator may require that the holder provide a release of claims as a condition of receipt of any cash-out payment.

If any portion of the consideration in a Change in Control transaction is deferred or contingent, the Administrator may provide that the Award holders may also receive consideration upon payment of their Awards on a deferred or contingent basis.

If, immediately before the Change in Control, no stock of the Company is readily tradable on an established securities market or otherwise, and the vesting of an Award or Awards would be treated as a “parachute payment” (as defined in Section 280G of the Code), then such Award or Awards shall not vest unless the requirements of the stockholder approval exemption of Section 280G(b)(5) of the Code have been satisfied with respect to such Award or Awards.

(iv)

Unusual or Nonrecurring Events. The Administrator is authorized to make, in its discretion and without the consent of holders of Awards, adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events affecting the Company, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Administrator determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan; provided that no such adjustment shall be made in contravention of Section 409A of the Code with respect to any Award that constitutes a deferred compensation arrangement within the meaning of Section 409A of the Code.

(v)

Repricing. The Administrator shall have the authority to approve a program providing for either (I) the cancellation of outstanding options or SARs having exercise prices per share greater than the then Fair Market Value of a share of Common Stock (“Underwater Awards”) and the grant in substitution therefor of new options or SARs covering the same or a different number of shares but with an exercise price per share equal to the Fair Market Value per share on the new grant date or payments in cash, or (II) the amendment of outstanding Underwater Awards to reduce the exercise price thereof to the Fair Market Value per share on the date of amendment, in either case, without the consent of the Award holder.

(e) Substitution of Awards in Mergers and Acquisitions. Awards may be granted under the Plan from time to time in substitution for awards held by employees, officers, consultants or directors of entities who become or are about to become employees, officers, consultants or directors of the Company or an Affiliate as the result of a merger or consolidation of the employing entity with the Company or an Affiliate, or the acquisition by the Company or an Affiliate of the assets or stock of the employing entity. The terms and conditions of any substitute Awards so granted may vary from the terms and conditions set forth herein to the extent that the Administrator deems appropriate at the time of grant to conform the substitute Awards to the provisions of the awards for which they are substituted.

(f) Other Agreements. As a condition precedent to the grant of any Award under the Plan, the exercise pursuant to such an Award, or to the delivery of certificates for shares issued pursuant to any Award, the Administrator may require the grantee or the grantee’s successor or permitted transferee, as the case may be, to become a party to a stock restriction agreement, stockholders’ agreement, voting trust agreement or other agreements regarding the Common Stock of the Company in such form(s) as the Administrator may determine from time to time.

(g) Termination, Amendment and Modification of the Plan. The Board may terminate, amend or modify the Plan or any portion thereof at any time. Except as otherwise determined by the Board, termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

(h) Non-Guarantee of Employment or Service. Nothing in the Plan or in any Grant Agreement thereunder shall confer any right on an individual to continue in the service of the Company or shall interfere in any way with the right of the Company to terminate such service at any time with or without cause or notice and whether or not such termination results in (i) the failure of any Award to vest; (ii) the forfeiture of any unvested or vested portion of any Award; and/or (iii) any other adverse effect on the individual’s interests under the Plan.

(i) Compliance with Securities Laws; Listing and Registration. If at any time the Administrator determines that the delivery of Common Stock under the Plan is or may be unlawful under the laws of any applicable jurisdiction, or Federal, state or foreign securities laws, the right to exercise an Award or receive shares of Common Stock pursuant to an Award shall be suspended until the Administrator determines that such delivery is lawful. If at any time the Administrator determines that the delivery of Common Stock under the Plan would or may violate the rules of the national exchange on which the shares are then listed for trade, the right to exercise an Award or receive shares of Common Stock pursuant to an Award shall be suspended until the Administrator determines that such delivery would not violate such rules. The Company shall have no obligation to effect any registration or qualification of the Common Stock under Federal, state or foreign laws.

The Company may require that a grantee, as a condition to exercise of an Award, and as a condition to the delivery of any share certificate, make such written representations (including representations to the effect that such person will not dispose of the Common Stock so acquired in violation of Federal, state or foreign securities laws) and furnish such information as may, in the opinion of counsel for the Company, be appropriate to permit the Company to issue the Common Stock in compliance with applicable Federal, state or foreign securities laws. The stock certificates for any shares of Common Stock issued pursuant to this Plan may bear a legend restricting transferability of the shares of Common Stock unless such shares are registered or an exemption from registration is available under the Securities Act of 1933, as amended, and applicable state or foreign securities laws.

(j) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a grantee or any other person. To the extent that any grantee or other person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

(k) Governing Law. The validity, construction and effect of the Plan, of Grant Agreements entered into pursuant to the Plan, and of any rules, regulations, determinations or decisions made by the Administrator relating to the Plan or such Grant Agreements, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined exclusively in accordance with applicable federal laws and the laws of the State of Delaware, without regard to its conflict of laws principles.

(l) Section 409A. The Plan and all Awards granted hereunder are intended to comply with, or otherwise be exempt from, Section 409A of the Code. The Plan and all Awards granted under the Plan shall be administered, interpreted, and construed in a manner consistent with Section 409A of the Code to the extent necessary to avoid the imposition of additional taxes under Section 409A(a)(1)(B) of the Code. Should any provision of the Plan, any Grant Agreement, or any other agreement or arrangement contemplated by the Plan be found not to comply with, or otherwise be exempt from, the provisions of Section 409A of the Code, such provision shall be modified and given effect (retroactively if necessary), in the sole discretion of the Administrator, and without the consent of the holder of the Award, in such manner as the Administrator determines to be necessary or appropriate to comply with, or to effectuate an exemption from, Section 409A of the Code. Notwithstanding anything in the Plan to the contrary, in no event shall the Administrator exercise its discretion to accelerate the payment or settlement of an Award where such payment or settlement constitutes deferred compensation within the meaning of Section 409A of the Code unless, and solely to the extent that, such accelerated payment or settlement is permissible under Treasury Regulation section 1.409A-3(j)(4) or any successor provision. Notwithstanding any provision of the Plan or any Grant Agreement, the Company makes no representation that Awards shall be exempt from or comply with Section 409A of the Code. Neither the Company nor any Affiliate shall be liable for any tax, penalty or interest imposed on an Award recipient by Section 409A of the Code.

(m) Effective Date; Termination Date. The Plan is effective as of the date on which the Plan is adopted by the Board, subject to approval of the stockholders within twelve months before or after such date. No Award shall be granted under the Plan after the close of business on the day immediately preceding the tenth anniversary of the effective date of the Plan, or if earlier, the tenth anniversary of the date this Plan is approved by the stockholders. Subject to other applicable provisions of the Plan, all Awards made under the Plan prior to such termination of the Plan shall remain in effect until such Awards have been satisfied or terminated in accordance with the Plan and the terms of such Awards.

PLAN APPROVAL

Date Approved by the Board: 2/8/2026*

Date Approved by the Stockholders: 2/9/2026

•

For avoidance of doubt, the number of shares available under the Plan pursuant to Section 4 hereof (6,832,554) is calculated on a post-reverse split basis, and accordingly, takes into account the reverse split also approved by the Board on 2/8/2026, which was effective as of, and pursuant to, the filing of the Amended and Restated Certificate of Incorporation of the Company on 2/10/2026.

APPENDIX A

PROVISIONS FOR CALIFORNIA RESIDENTS

With respect to Awards granted to California residents prior to a public offering of capital stock of the Company that is effected pursuant to a registration statement filed with, and declared effective by, the Securities and Exchange Commission under the Securities Act of 1933, as amended, and only to the extent required by applicable law, the following provisions shall apply notwithstanding anything in the Plan or a Grant Agreement to the contrary:

1. With respect to any Award granted in the form of a stock option pursuant to Section 6(a) of the Plan: (a) the exercise period shall be no more than 120 months from the date the option is granted; (b) the options shall be non-transferable other than by will, by the laws of descent and distribution, or, if and to the extent permitted under the Grant Agreement, to a revocable trust or as permitted by Rule 701 of the Securities Act of 1933, as amended (17 C.F.R. 230.701); and (c) unless employment is terminated for “cause” as defined by applicable law, the terms of the Plan or Grant Agreement, or a contract of employment, the right to exercise the option in the event of termination of employment, to the extent that the Award recipient is entitled to exercise on the date employment terminates, will continue until the earlier of the option expiration date, or: (1) at least 6 months from the date of termination if termination was caused by death or disability; and (2) at least 30 days from the date of termination if termination was caused by other than death or disability.

2. With respect to an Award, granted pursuant to Section 6(c) of the Plan, that provides the Award recipient the right to purchase stock, the Award shall be non-transferable other than by will, by the laws of descent and distribution, or, if and to the extent permitted under the Grant Agreement, to a revocable trust or as permitted by Rule 701 of the Securities Act of 1933, as amended (17 C.F.R. 230.701).

3. The Plan shall have a termination date of not more than 10 years from the date the Plan is adopted by the Board or the date the Plan is approved by the security holders, whichever is earlier.

4. Security holders representing a majority of the Company’s outstanding securities entitled to vote must approve the Plan by the later of (a) 12 months after the date the Plan is adopted or (b) 12 months after the granting of any Award to a resident of California. Any option exercised or any securities purchased before security holder approval is obtained must be rescinded if security holder approval is not obtained within the period described in the preceding sentence. Such securities shall not be counted in determining whether such approval is obtained.

5. The Company will provide financial statements to each Award recipient annually during the period such individual has Awards outstanding, or as otherwise required under Section 260.140.46 of Title 10 of the California Code of Regulations. Notwithstanding the foregoing, the Company will not be required to provide such financial statements to Award recipients when the Plan complies with all conditions of Rule 701 of the Securities Act of 1933, as amended (17 C.F.R. 230.701); provided that for purposes of determining such compliance, any registered domestic partner shall be considered a “family member” as that term is defined in Rule 701.

6. The Plan is intended to comply with Section 25102(o) of the California Corporations Code. Any provision of this Plan which is inconsistent with Section 25102(o), including without limitation any provision of this Plan that is more restrictive than would be permitted by Section 25102(o) as amended from time to time, shall, without further act or amendment by the Board, be reformed to comply with the provisions of Section 25102(o). If at any time the Administrator determines that the delivery of Common Stock under the Plan is or may be unlawful under the laws of any applicable jurisdiction, or federal or state securities laws, the right to exercise an Award or receive shares of Common Stock pursuant to an Award shall be suspended until the Administrator determines that such delivery is lawful. The Company shall have no obligation to effect any registration or qualification of the Common Stock under federal or state laws.